CONTACT: Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Margery B. Myers
Vice President,
Corporate Communications and Public Relations
(781) 741-4019

Cara O'Brien - Investor Relations
Stephanie Sempiere - Media Relations
FD Morgen-Walke Associates
(212) 850-5600

TALBOTS ANNOUNCES TOTAL COMPANY SALES INCREASE OF 7%
Comparable Store Sales Decrease 0.9%, Above Company Expectations

Outlook for Second Quarter Earnings Per Share
in the Range of $0.29 – $0.31

        Hingham, MA, July 10, 2003 — The Talbots, Inc. (NYSE:TLB) today announced total Company sales for fiscal June, the five weeks ended July 5, 2003, increased 7% to $173.2 million from $161.8 million for the five weeks ended July 6, 2002. Comparable store sales decreased 0.9% for the month. Year-to-date sales for the twenty-two weeks ended July 5, 2003 increased 3% to $684.1 million from $667.2 million reported for the twenty-two weeks ended July 6, 2002. Comparable store sales decreased 3.5% for the twenty-two week period.

        Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “Our June comparable store sales performance was better than expected, due to stronger selling of our regular-price late summer and early fall transitional merchandise. Further, our semi-annual sale event began in mid-June, and sales of our clearance merchandise remained solid during the period.”

(more)

Page 2.

        “Given our on-plan performance in May and a stronger than anticipated June, at this time our outlook for second quarter earnings per diluted share is in the range of approximately $0.29 - $0.31, compared to last year’s reported $0.33 per diluted share, ”* Mr. Zetcher continued. The current First Call consensus estimate is $0.29 per diluted share.

        “As our spring and summer selling season comes to an end, we look forward to transitioning into our new fall assortments, which will be fully set in stores after Labor Day, ”* Mr. Zetcher concluded.

        Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company operates 920 stores – 475 Talbots Misses stores, including 20 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom; 250 Talbots Petites stores, including two Talbots Petites stores in Canada; 40 Talbots Accessories & Shoes stores; 62 Talbots Kids stores; 66 Talbots Woman stores, including one Talbots Woman store in Canada; three Talbots Mens stores; and 24 Talbots Outlet stores. The Company expects to circulate approximately 48 million catalogs worldwide in fiscal 2003. Talbots on-line shopping site is located at www.talbots.com.

        For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by an “asterisk” (“*”) or such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. All of the “outlook” information constitutes forward-looking information. The specialty apparel retail business is an evolving and highly competitive marketplace and such forward-looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including levels of sales, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts, effectiveness of its e-commerce site, store traffic, acceptance of Talbots fashions, appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence, and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and you are urged to consider such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

###

TALBOTS ANNOUNCES JUNE SALES MESSAGE POINTS 7/10/03

•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our June sales results. My prepared remarks will conclude with the full forward-looking statement disclaimer and a discussion of the risk factors, which may cause actual results to differ materially from our outlook information and other forward-looking information.

•	This morning we announced total Company sales for fiscal June, the five weeks ended July 5, 2003, increased 7% to $173.2 million from $161.8 million for the five weeks ended July 6, 2002. Comp store sales decreased 0.9% for the month.

•	Year-to-date sales for the twenty-two weeks ended July 5, 2003 increased 3% to $684.1 million from $667.2 million reported for the twenty-two weeks ended July 6, 2002. Comparable store sales decreased 3.5% for the twenty-two week period.

•	As we stated in our press release this morning, our June comparable store sales performance was better than expected, due to the stronger selling of our regular-price late summer and early fall transitional merchandise. Further, our semi-annual sale event began in mid-June, and sales of our clearance merchandise remained solid during the period.

•	In terms of comp store sales by concept for the month and the year-to-date period, our U.S. Misses stores were down 1% and down 4%, respectively. Our U.S. Petites stores were even for the month and down 2% for the year-to-date period. Our Kids stores were up 4% for the month and down 6% for the year-to-date period and Talbots Accessories & Shoe stores were down 9% for the month and down 10% for the year-to-date period.

1

•	Moving to comp performance by region for the month and year-to-date period; the Northeast was even and down 5% respectively; the South decreased 1% for the month and decreased 2% for the year-to-date period; the Midwest was down 1% for the month and down 3% for the year-to-date period; and the West was down 2% for the month and down 4% for the year-to-date period.

•	Turning to the status of our inventories, inventory per square foot at the end of June for our total U.S. women’s retail business was down approximately 6%. Our plan remains for inventory levels to be down mid-single digits on a per square foot basis at the end of the second quarter.

•	July is traditionally the month in which we clear the vast majority of our remaining spring and summer inventory through our semi-annual sale. We currently anticipate that our July comparable store sales will be in the range of flat to negative low-single digits, consistent with our June results and partially due to our lean inventory position.

•	Looking ahead and based on our on-plan results in May and a stronger than anticipated June, at this time our outlook for second quarter earnings per diluted share is in the range of approximately $0.29 - $0.31, compared to last year’s reported $0.33 per diluted share. The current First Call consensus estimate is $0.29 per diluted share.

•	As our spring and summer selling season comes to an end, we look forward to transitioning into our new fall assortments, which will be fully set in stores after Labor Day.

•	And finally, as a reminder, we will be announcing second quarter earnings on Wednesday, August 20, 2003 and have scheduled a conference call for 10:00 a.m. that morning.

2

The foregoing discussion contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. All of the “outlook” information constitutes forward-looking information. The specialty apparel retail business is an evolving and highly competitive marketplace and such forward-looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including levels of sales, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts, effectiveness of its e-commerce site, store traffic, acceptance of Talbots fashions, appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence, and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and you are urged to consider such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

###

3